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                                                                  Exhibit 23.03


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Riviera Electric Construction Co.

We consent to the use in the post-effective amendment no. 2 to the registration statement of Consolidation Capital Corporation on Form S-1 of our report dated February 18, 1998, with respect to the balance sheets of RIVIERA ELECTRIC CONSTRUCTION CO. as of December 31, 1997 and 1996, and the related statements of income, stockholders' equity and cash flows for the three years in the period ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such registration statement.

                                                     Baird, Kurtz & Dobson


Denver, Colorado
February 25, 1998